UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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____ Preliminary proxy statement ____ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
____Definitive Proxy Statement.
X Definitive Additional Materials.
____ Soliciting Material Pursuant to §240.14a-12.
National HealthCare Corporation
(Name of Registrant as Specified in Its Charter)
________________________________________ (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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____ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NHC

100 E. Vine Street

Murfreesboro, TN 37130

SUPPLEMENT DATED APRIL 21, 2017

TO PROXY STATEMENT DATED APRIL 4, 2017

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2017

To Our Shareholders:

National HealthCare Corporation (the “Company”), is furnishing this supplement to its proxy statement dated April, 4, 2017 (the “Proxy Statement”) in connection with the Company’s annual meeting of stockholders to be held on May 9, 2017, or at any adjournments or postponements thereof (the “Annual Meeting”).

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

On April 19, 2017 the Company determined that there were clerical errors in the Beneficial Ownership Table set forth in the Proxy Statement.  The table has been revised to correct the number of shares held by Mr. Abernathy, Mr. W. A. Adams and Mr. Hassan as well as the number of shares held by the Directors and Officers as a Group.  The table below supersedes the table and related footnotes previously reported on pages 41 and 42 of the Proxy Statement.

SECURITIES OWNED BY DIRECTORS & OFFICERS

The following table presents the security ownership of management, showing the ownership of directors, Named Executive Officers and directors and executive officers as a group as of the end of business on March 27, 2017.

Name of Beneficial Owner	Amount & Nature of Common Stock Beneficial Ownership(1)	Percent of Class
J. Paul Abernathy, M.D., Director	42,745 (2)	*
Robert G. Adams, Chairman	417,466 (3)	2.8%
W. Andrew Adams, Director	690,647 (4)	4.5%
Ernest G. Burgess III, Director	125,121 (5)	*
Emil E. Hassan, Director	83,009 (6)	*
Richard F. LaRoche, Jr., Director	374,441 (7)	2.5%
Lawrence C. Tucker, Director	165,000 (8)	1.1%
Donald K. Daniel, SVP & Controller, Prin. Accounting. Officer	287,392 (9)	1.9%
Stephen F. Flatt, CEO & Director	119,984 (10)	*
Charlotte A. Swafford, SVP & Treasurer	251,123 (11)	1.7%
Michael Ussery, Chief Operating Officer & President	210,729 (12)	1.4%
Directors & Executive Officers as a Group (18 people)	3,569,071 (13)	22.6%

* Less than 1%

(1) The percentages shown are based on 15,179,930 shares of Common Stock outstanding as of March 27, 2017, plus, as to each individual listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming the exercise of options that are exercisable within 60 days.

(2) Includes 18,467 shares issuable upon the exercise of options.

(3) All of these shares are owned by trusts and partnerships of which Mr. R. G. Adams is the trustee or general partner.

(4) Includes 30,000 shares issuable upon the exercise of options. Of these shares, 35,407 common shares are owned by trusts and partnerships of which Mr. W.A. Adams is the trustee or general partner. In addition, 249,366 common shares have been pledged as security for a loan by Mr. W. A. Adams.

(5) Includes 30,000 shares issuable upon the exercise of options. Of these shares, 94,296 common shares are held in a margin account.

(6) Includes 30,000 shares issuable upon the exercise of options.

(7) Includes 37,500 shares issuable upon the exercise of options. Of these shares, 125,523 shares of Common Stock are owned by trusts and partnerships of which Mr. LaRoche is the trustee or general partner.

 (8) Includes 15,000 shares issuable upon the exercise of options.

(9) All of these shares are owned by partnerships of which Mr. Daniel is the general partner.

(10) Includes 75,000 shares issuable upon the exercise of options. Of these shares, 10,229 common shares have been pledged as security for a loan by Mr. Flatt.

(11) Of these shares, 92,272 shares of Common Stock are owned by a trust of which Ms. Swafford is the trustee. In addition, 29,000 common shares have been pledged as security for a loan by Ms. Swafford.

(12) Includes 67,500 shares issuable upon the exercise of options. Of these shares, 48 shares of Common Stock are in the name of a child.

(13) Includes 583,467 shares issuable upon the exercise of options.